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                                                                     Exhibit 8.2

                                                          Lawyers

                                                          Levels 23-35
                                                          No.1 O'Connell Street
                                                          Sydney  NSW  2000
                                                          Australia

                                                          PO Box H3
                                                          Australia Square
                                                          Sydney  NSW  1215
                                                          DX 370 Sydney

                                                          Tel  + 61 2 9353 4000
                                                          Fax  + 61 2 9251 7832
                                                          www.claytonutz.com.au

                                                          Sydney . Melbourne
                                                          Brisbane . Perth
                                                          Canberra . Darwin

                                                          Our reference
                                                          161/1619626

                                                          Your reference


Securitisation Advisory Services Pty Limited
Level 8
48 Martin Place
SYDNEY  NSW  2000.



Dear Sirs

Commonwealth Bank of Australia: Global Mortgage Backed Securities

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in connection with the Series 2001-1G Medallion Trust (the "Trust") to be constituted under the Master Trust Deed dated 8 October 1997 (as amended) between SAS and Perpetual Trustee Company Limited (the "Trustee") (the "Master Trust Deed") and the Series Supplement (the current draft of which is dated 28 March 2001) to be entered into between Commonwealth Bank of Australia ("CBA"), State Bank of New South Wales Limited, the Trustee and SAS (the "Series Supplement").

Definitions in the Prospectus (as defined below) apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.  Documents

We have examined the Master Trust Deed and the following draft documents:

(a)  the Series Supplement;

(b) the draft Class A-1 Note Trust Deed dated 28 March 2001 between the Trustee, SAS and Bank of New York, New York Branch;

(c) the draft Security Trust Deed dated 28 March 2001 between SAS, the Trustee, Bank of New York, New York Branch and P.T. Limited;

(d) the draft Liquidity Facility Agreement dated 28 March 2001 between CBA, the Trustee and SAS;

(e) the draft Standby Redraw Facility Agreement dated 28 March 2001 between CBA, the Trustee and SAS;

(f) the draft ISDA Master Agreement dated 28 March 2001 between CBA, the Trustee and SAS;

(g) the two draft Currency Swap Agreements dated 27 March 2001 between CBA, the Trustee, SAS and Citibank N.A.;

(h) the draft Underwriting Agreement of 10 March 2001 between CBA, the Trustee, SAS and Salomon Smith Barney, Inc., as representative for the several underwriters listed in Schedule 1


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     thereto;

(i) the draft Agency Agreement dated 28 March 2001 between, among others, SAS and the Trustee; and

(j) a copy of the Prospectus which forms part of the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933 (the "Prospectus").

2.   Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.   Qualifications

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.   Opinion

Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A-1 notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters" which discuss the material Australian income tax consequences of the purchase ownership and disposition of the Class A-1 notes. There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters", "Enforcement of Foreign Judgments in Australia" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
CLAYTON UTZ

Sgd. CLAYTON UTZ



Mark Friezer
Partner
9353 4227
mfriezer@claytonutz.com